UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2022

Adorbs Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56213	82-3155323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 E. Beech St.

Long Beach, New York 11561

(Address of principal executive offices (zip code))

(516) 544-2812

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

JUMPSTART OUR BUSINESS STARTUPS ACT

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (the “JOBS Act”) as we do not have more than $1,070,000,000 in annual gross revenue and did not have such amount as of March 31, 2018 our last fiscal year. We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $2,000,000,000 or (ii) we issue more than $2,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and Section 14A(a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act and Section 14A(a) and (b) of the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K or Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

Item 1.01 Entry into Material Definitive Agreement

On February 10, 2022, Adorbs Inc. (“ADOB,” or the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with MySpray Therapeutics Inc. (“MySpray”), an Saskatchewan, Canadian corporation, Nichol Martinuik (“Martinuik”) and Rachel Martinuik (“R. Martinuik”), the sole officers, directors, and shareholders of MySpray, Qatar Consulting Inc. & Company (“Qatar”), Broadway Creative Consultants Corp. (“Broadway”), and David Lazar (“Lazar”), as the sole officer and director of ADOB and the managing member of Activist Investing LLC (“Activist”). Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of MySpray was exchanged for (i) 51,110,500 shares of common stock of the Company at the Closing, and (ii) an additional 569,889,500 shares of common stock of ADOB, to be issued upon the increase in authorized shares of common stock of ADOB to 700,000,000, each of which is to be issued to Martinuik, R. Martinuik, Qatar, Broadway, and Activist, pro-rata, in accordance with the Share Exchange Agreement. The former stockholders of MySpray will acquire a majority of the issued and outstanding common stock as a result of the share exchange transaction. The transaction has been accounted for as a recapitalization of the Company, whereby MySpray is the accounting acquirer.

Immediately after completion of such share exchange, the Company will have a total of 644,889,500 issued and outstanding shares, with authorized share capital for common share of 700,000,000.

Consequently, the Company has ceased to fall under the definition of shell company as define in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”) and MySpray is now a wholly owned subsidiary.

The Company will be amending its articles of incorporation to change its name from Adorbs Inc. to Soul Biotechnology Corporation. Also, the Company intends to amend its articles of incorporation to increase the number of common shares authorized to 700,000,000, in order to complete the Share Exchange (as defined in the Share Exchange Agreement).

All figures presented in this report are in Canadian dollars unless stated otherwise.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, on February 10, 2022, we acquired all the issued and outstanding shares of MySpray pursuant to the Share Exchange Agreement and MySpray became our wholly owned subsidiary. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein MySpray is considered the acquirer for accounting and financial reporting purposes.

As a result of the acquisition of all the issued and outstanding shares of MySpray, we have now assumed MySpray’s business operations as our own.

FORM 10 DISCLOSURE

As mentioned in Item 1.01, on February 10, 2022, the Company effectively acquired MySpray in a Reverse Merger business combination transaction and of which the Company was a shell company prior to such acquisition is now entering into a business combination, other than a business combination with a shell company, as those terms are defined in Rule 12b-2 under the Exchange Act, according to Item 2.01(f) of Form 8-K, the registrant is required to disclose the information that would be required if the registrant were filing a general form for registration of securities under the Exchange Act on Form 10.

We hereby provide below information that would be included in a Form 10 registration statement.

Description of Business

Corporate History

Adorbs Inc. (“Adorbs”, or the “Company”) was incorporated under the laws of the State of Nevada on October 18, 2017. Adorbs is a developmental stage corporation formed to provide organic children’s clothing designed to be cute, comfortable, and trendy. The vision of Adorbs is bright, basic & comfortable organic clothes, if the price of organic material makes financial sense, including wearable and comfortable cute clothes, leggings, t-shirt, sweatshirts, skirts, dresses, and onesies (the “Clothing Line”). The clothing has and will have basic bold colors, such as black, red, orange, yellow, green, grey, blue, purple, and fuchsia. It includes and will include, a variety of ideas with patch work, appliqué, food, emojis, animals, letters, words. This way, a child could tell a story about their clothing.

Former management was comprised of two people, Rebecca Jill Lazar, President; and Michael Lazar, Chief Financial Officer. Due to the development stage of the Company, Ms. Lazar spent part of her time toward the everyday operations and forward movement of the corporation. Ms. Lazar’s responsibilities included acting as the Company’s creative designer as well as determining the overall design direction of the company and its marketing strategy. Ms. Lazar cultivated relationships with children’s clothing stores and manufacturers and spent the time necessary to oversee the product development, manufacturing, sales, and marketing campaigns, website design, and direct the primary operations of the business.

On January 19, 2018, the Company filed a Form S-1 for registration of securities under the Securities Act of 1933. The S-1 was declared effective on March 14, 2018, and at that time the Company became a fully reporting public company. The Company filed its first Form 10-Q on May 10, 2018, for the period ended March 31, 2018, and subsequently filed all required reports until through the period ended March 31, 2019. On July 1, 2019, the Company filed a Form 15 to terminate its registration. Despite her best efforts, Ms. Lazar determined during the three months ended June 30, 2020, that the Company’s business plan was no longer viable. Subsequently, during July 2020, Ms. Lazar and her husband Michael Lazar resigned their positions executive positions with the Company and gifted their majority shareholdings for no consideration to Activist Investing LLC, an entity controlled by Michael Lazar’s brother, David Lazar. These shares were gifted in return for David Lazar’s commitment to provide funding to the Company going forward and for his expertise in managing and directing distressed companies.

Activist Investing LLC received 11,000,000 shares from Ms. Lazar, and 10,000,000 shares from Michael Lazar for a total of 21,000,000 shares. Based upon 23,889,500 shares outstanding, this effectively gave David Lazar 87.9% ownership of the Company. Concurrently with the change of control, David Lazar was appointed as CEO and Director and is currently the only employee, officer, and director of the Company. As a result of these transactions, the Company become a “blank check” company.

On December 29, 2020, the Company’s Registration Statement on Form 10-12G was declared effective.

On February 10, 2022, Adorbs Inc. (“ADOB,” or the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with MySpray Therapeutics Inc. (“MySpray”), an Saskatchewan, Canadian corporation, Nichol Martinuik (“Martinuik”) and Rachel Martinuik (“R. Martinuik”), the sole officers, directors, and shareholders of MySpray, Qatar Consulting Inc. & Company (“Qatar”), Broadway Creative Consultants Corp. (“Broadway”), and David Lazar (“Lazar”), as the sole officer and director of ADOB and the managing member of Activist Investing LLC. Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of MySpray was exchanged for (i) 51,110,500 shares of common stock of the Company at the Closing, and (ii) an additional 593,779,000 shares of common stock of ADOB, to be issued upon the increase in authorized shares of common stock of ADOB to 700,000,000, each of which is to be issued to Martinuik, R. Martinuik, Qatar, Broadway, and Activist, pro-rata, in accordance with the Share Exchange Agreement. The former stockholders of MySpray will acquire a majority of the issued and outstanding common stock as a result of the share exchange transaction. The transaction has been accounted for as a recapitalization of the Company, whereby MySpray is the accounting acquirer.

Business Overview

Adorbs Inc. (“ADOB” or the “Company”) is a US holding company incorporated in Nevada in October 2017, which operates through the Company’s wholly owned subsidiary MySpray Therapeutics Inc. (“MySpray”), a Saskatchewan, Canada corporation incorporated on October 2, 2012.

MySpray creates innovative and clinically developed products for the global natural health community in the areas of immune function, mental health, and pain management.

MySpray Therapeutics® Inc. is currently the license holder of 9 Natural Product Numbers (NPN) through the Natural and Non-prescription Health Products Directorate division of Health Canada.

We are preparing to expand formulas to support clinical trials along with the licensing for research and development in the fields of mental health and the impact of treatment protocols with phytonutrients, medicinal mushrooms, and psychedelic compounds under our current “MyShrooms” brand.

We are attempting end to end capabilities from substrate for growth, genetics, research, extraction, formulations, delivery, and distribution of the finished product. This could allow MySpray to maintain high quality control and enable us to:

●	Create formulations for clinical trials.

●	Supply raw materials, standardized extracts, and medicinal compounds that are in high demand for ongoing academic research globally.

●	Provide finished products direct to consumer.

●	Offer white label manufacturing.

Trough this process, we are attempting to achieve a net zero global environmental footprint, implementing growth solutions using naturally composted substrates and by-products of manufacturing current products. MySpray is a current member of the Canadian Health Food Association (CHFA) and presently offers 5 products in the natural health marketplace, and proudly manufactures in Canada with cGMP credentials, sourced from USDA certified organic North American producers.

MySpray is clinically developing innovative and evidence-based therapeutics that can help us generate revenue through the sales of its five products to distributors, direct wholesale to pharmacies, clinics, health stores, ecommerce and traditional retailers, along with our retail online store.

Background of the Company

MySpray Therapeutics was founded in 2012 by natural health practitioner and researcher, Nichol Martinuik, with a mission of creating the most innovative and life changing products.

The first mission was to find a solution to the low absorption rates of nutrients from pills, leading to the development of Vitamin D3 and B12 oral sprays. Sublingual and buccal absorption provides a much higher absorption by the body, eliminating the gastric breakdown through digestion. With the use of a convenient spray, it ensures that your body is receiving the maximum benefits.

MyPain LiniMint was the next product to be approved by Health Canada, after many years of clinical research and development with dimethyl sulfoxide (“DMSO”) as a topical analgesic for pain management. DMSO provides tissue penetration directly to the site of pain and inflammation, with capabilities beyond any other topically applied product. Many trials were conducted with this formula to create a balanced product that minimized the odors associated with DMSO.

MyShrooms Immunity was then developed as an immune modulator and formulated with a synergistic blend of 8 medicinal mushrooms. Fungi have been revered medically for thousands of years in their abilities to increase the immune system’s recognition and defence from daily threats. MyShrooms Defence is the evolution of the original Vitamin D3 spray, and a combination of Chaga and D3. Chaga is a potent substance containing over 200 nutrients, including vitamin D and the cofactors necessary for absorption, creating a superior formula for disease prevention.

MySpray is committed to ongoing research, and the development of innovative solutions and premium health products. Nichol is a member of the Natural Health Practitioners of Canada, and the Saskatchewan Association of Doctors of Natural Medicine. MySpray Therapeutics is proudly manufactured in Canada and a proud member of the Canadian Health Food Association.

Products

MySpray offers products in a variety of delivery systems including topical, capsules, and through a highly absorbed convenient oral spray delivery system.

MyShrooms Immune-Pro

MyShrooms Immune-Pro is a clinical strength herbal medicine to activate, balance, and support a healthy immune system. It is formulated with a powerful and unique trifecta of medicinal mushrooms, ginseng, and propolis. With potent antioxidants and powerful adaptogens it increases energy and the body’s response to stress, along with related mental and physical fatigue.

MyShrooms Defence

MyShrooms Defence is a combination of chaga, often proclaimed “king of medicinal mushrooms,” and Vitamin D. Chaga is a rich source of potent antioxidants and powerful phytochemicals, such as sterols, phenols, beta-glucans, and melanin. Vitamin D, widely known as the sunshine vitamin, is an essential hormone for disease prevention, and the regulation of minerals. Combined they strengthen the body’s natural defence system, and protect against pathogens, illness and disease.

MyShrooms Immunity

MyShrooms Immunity offers the synergistic effect of 8 medicinal mushrooms, each containing complex, unique and specific compounds providing significant health benefits throughout the whole body. As an immune modulator, it helps to activate, balance and restore a healthy immune response with a comprehensive combination of the most potent medicinal mushrooms including: Reishi, Chaga, Cordyceps, Turkey Tail, Lion’s Mane, Agaricus Blazei, Shiitake, and Maitake.

MyShrooms Energy

MyShrooms Energy is a combination of Cordyceps and Vitamin B12. Cordyceps mushroom has been used for centuries for its energizing and apoptogenic properties, as well as to support oxygen uptake, stamina, endurance, libido, kidney and adrenal health. With naturally occurring B-vitamins, it is a perfect blend to include Vitamin B12 with its essential and diverse functions in the body. B12 is involved in the maintenance of the nervous system, red blood cell production, energy metabolism and the proper functioning of our brain, heart, liver, and kidneys. Combined they contribute to optimal health, well-being, performance, mood, vitality and energy.

MyPain LiniMint

MyPain LiniMint contains 80% DMSO and delivers the deepest tissue penetration available. It is 100% natural and provides unmatched pain relief from muscle strains, joint sprains, backaches & arthritis. The powerful analgesic properties easily penetrate through the skin into all tissues, reducing pain and inflammation at the source to promote the body’s natural healing process, a remarkable advantage over other topically applied products.

With approximately 11,000 studies on DMSO, research demonstrates its analgesic properties by blocking the peripheral C nerve fibers and acts as an antioxidant neutralizing the free radicals of inflammation.

MySpray generates revenue through the sales of its five products to distributors, direct wholesale to pharmacies, clinics, health stores, ecommerce and traditional retailers, along with our retail online store.

Strategic Market Analysis

MySpray’s marketing campaign will take aim at targeting consumers via 4 avenues:

(1)	Direct selling to consumers via MySpray.ca	~88% gross margin

(2)	Selling to wholesalers that in turn sell to retailers	~70% gross margin

(3)	Selling directly to retailers	~79% gross margin

(4)	Private labeling products for foreign markets	~ 65% gross margin

(5)	Market App via existing networks of Clinics, Treatment Centers and alike.	Unknown

One of the next focuses for the Company will be exploring overseas partners due to lowered risk factors during this critical growth stage. Some of these risk reducers include but are not limited to: the payment terms (payment in full the moment it is delivered), bulk orders ($1mm+ opening orders), and guaranteed payments (via EDC). With significant inroads already completed, traction is starting to come in from large trade shows visited in China over the last several years.

In addition to the foreign markets, the more obvious focus is going to be on direct selling via online. Direct selling needs to be played cautiously and the prices need to be firmly set so that retailers are not undercut and feeling slighted by our direct selling campaigns. Immediate next steps in this area will be focusing on a social media and Google AdWord marketing campaigns. Additionally, focusing on influencers and other key market drivers that can be strategically aligned with the brand.

Lastly, MySpray wants to keep up current relationships with wholesalers/retailers and have the company better financed to be able to keep up with their consistently growing demand for the products.

Marketing Objectives

The objectives of our marketing strategy will emphasize focus on our 3 previously defined markets. In order to achieve its goal, MySpray intends to adopt the following strategies:

1.	Offer a limited number of SKU’s. MySpray doesn’t want to be everything, instead really good at a few things.

2.	Keep the market strategy simple and push for more overseas partners – understand their markets – allow them to market their products within their local markets with some autonomy.

3.	Within North America and parts of Europe, keep the brand very consistent, simple, clean and to the point.

MySpray’s strategy is to grow the business by nurturing clients, differentiating from our competitors, particularly through solid business ethics. Alliances, collaboration and training will be conducted on a regular basis to ensure that the products are fully understood and communicated to meet customer expectation. The 4 main focuses for getting the name out and having the story properly told will be via:

●	Advertising online

●	Social media influencers and market movers

●	Consistent virtual training with our founder and the key reps in the field

●	Trade shows and events

Pricing

COGS for all liquids are within $.30 including warehousing and labeling of an average of $7.50, and production cost may vary +- 5% from batch to batch. All products are currently priced the same for convenience and ease.

Retail sales: MSRP $59.99	= 88% margin

Wholesale to retailers: $34.99	= 79% margin

Distribution Co’s: $24.99	= 70% margin

In regards to the MyHealth App, our goal is to keep the base price relatively low $29.99/month, then have extras and extended availability of care for higher rates $99/month and up. For some that are dealing with more substantial trauma and/or needs, an a-la-carte style can be purchased to access the right specialists, one-on-one.

Pain Management

The growing baby-boomer population continues to drive demand of innovative and advanced pain relaxing medications around the western world. Additionally, the increasing number of hospitalization cases; unmet requirements for neuropathic pain management drugs; innovative and advanced applications of pain management therapies; increasing prevalence of various chronic diseases, such as cancer, and neurological problems; and increasing healthcare expenditure are also driving the growth of the global market. The growing numbers of mergers and acquisitions is a key trend observed in the market. Among the various therapeutic indications, the post-operative pain relief segment accounted for the largest share, and the low-back pain segment accounted for the second largest share in the global market.

Pain management drugs are mainly used to relieve discomfort associated with injury and surgeries. Moreover, pain management medications are used in the management of pain associated with neurological problems, migraine, cancer, orthopedic problems, low-back pain, rheumatoid arthritis, and fibromyalgia.

The stringent regulation for the approval of pain management drugs is restraining the growth of global market. High expenditure requirement in the manufacturing of pain management drugs and risks of side-effects associated with pain-killers are also hindering the growth of global market.

North America and Europe are the major markets, due to increasing prevalence of chronic diseases, and growing awareness about various types of chronic pain conditions in these regions. The U.S. followed by Canada, is the largest market for pain management drugs in North America. Whereas, the U.K., Germany and France are some of the major countries holding significant share in the European pain management drugs market.

The Asian market is growing with a significant rate, owing to huge pool of patients, and increasing healthcare spending in the region. In addition, the initiatives taken by various government associations to develop chronic pain rehabilitation centers, and increasing prevalence of various chronic diseases are also supporting the growth of the Asian pain management drugs market. The countries such as India, Japan and China, are the major markets in the region.

Apart from these regions, Latin America is another important market. This is due to increasing investments by drug manufacturing companies and growing demand of pain management medications in the region. Brazil holds the largest share in the Latin American pain management drugs market, due to the increasing support from government organizations for the development of chronic pain rehabilitation centers in the country.

Immune System

Fungi have long been used as herbal drugs in Traditional Chinese Medicine and the source of numerous pharmaceuticals. In today’s world with Covid, stress and over increased use of antibiotics our world has developed a weak immune system problem. Many people have long searched out natural remedies for this problem and have been hit with the same string of products – generic extracts/vitamins like ginseng, echinacea, vitamin C & D among others. Most of which work, however, given our current global immune suppression a more comprehensive immune system support product is being desired.

In the article titled “Immune Health Supplements Market Size [2020-2027]: Is Projected to Reach USD 29.40 Billion by 2027, Exhibiting a CAGR of 7.4%” posted to the Global Newswire News Room website on April 14, 2021, stated the COVID-19 pandemic is surging the demand for immune health supplements across the globe. This growth is attributable to the rising reconsideration of health and well-being by the masses. They are persistently striving to dodge any type of infectious disease by consuming immunity boosters. One of the significant challenges that may occur is the disruptions in the supply chain network – which was noted by The Nutrition Business Journal in April 2020.

Mental Health and Performance

Common mental health disorders are inadequately treated using traditional medications, many of which have low or variable efficacy, undesirable or dangerous side effects, and sometimes addictive properties. Traditional medications typically are prescribed for daily use over an extended period and take weeks or months to reduce symptoms. In addition to lowered quality of life for the individual, poor medication efficacy results in high societal costs in healthcare and lost productivity.

Psilocybin has been investigated as treatment for depression, anxiety disorders, obsessive-compulsive disorder, alcohol use disorder, and tobacco use disorder (Daniel and Haberman, 2017). The Johns Hopkins Center for Psychedelic & Consciousness Research has published more than 60 peer-reviewed studies showing therapeutic effects of psilocybin in patients suffering from addictions, anxiety, and treatment-resistant depression.

A key finding is that psilocybin, when combined with psychological therapy, appears to have curative potential rather than symptom management effects. 4 weeks after receiving 2 psilocybin-assisted psychotherapy sessions, 71% of study participants suffering from major depression had a reduction in symptoms, and 54% of individuals no longer met the criteria for depression (Davis et al., 2020). The lead author of the study noted that the magnitude of the effect was approximately four times larger than traditional antidepressants in the market. Similarly, 80% of cancer patients receiving 2 psilocybin sessions showed significant reductions in anxiety and depressed mood 6 months after treatment.

The work at the Johns Hopkins Center (2006, 2008) has also demonstrated that a single psilocybin session resulted in positive mood, attitude, and behavioural changes in healthy individuals, with lasting effects of 14 months or longer. A single psilocybin session increased well-being or life satisfaction in 64% of individuals. Psilocybin sessions have also been associated with increased emotional and brain plasticity (2020), including altered top-down control of emotions, increased overall brain connectivity, and enduring changes in the personality domain of openness (2011).

Customer Profile

MySpray customers will be in 4 forms:

1.	Private Label Partners

2.	Distributors

3.	Retailers (products and MyHealth App)

4.	End Consumer (products and MyHealth App)

MySpray has identified the 3 main target markets each with their own target customer profile. The 3 target markets are Immune Health, Pain Management and Mental Health/Performance (as previously outlined in this document). The broader targeted segments of the population for each are as follows (not an exhaustive list):

1.	Immune Health- the health-conscious baby boomer, compromised from the over sanitation resulting from Covid protocols.

2.	Pain Management- baby boomers that have lingering sports injuries and arthritis as well as Gen X and Millennials that are currenting playing sports and have aches/pains related to their respective sports.

3.	Mental Health- Millennials and Gen X that looking for the mental edge in their professional careers. Additionally, Millennials that are ever increasingly reliant on pharmaceuticals for ADHD, Depression, Anxiety among other things.

Employees

We currently have 2 employees, both of whom are officers and directors of MySpray. We anticipate hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Intellectual Property

MySpray Therapeutics® Inc. is currently the license holder of 9 Natural Product Numbers (NPN) through the Natural and Non-prescription Health Products Directorate division of Health Canada.

Reports to Security Holders

You may read and copy any materials the Company files with the Commission in the Commission’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this report before deciding to invest in our common stock.

Risks Related to our Business

We have a limited operating history

We have had limited recent operating history. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least for the foreseeable future. We can make no assurances that we will be able to effectuate our strategies or otherwise to generate sufficient revenue to continue operations.

During the year ended December 31, 2020, MySpray’s total revenue was $366,719, and had a net loss of $10,044. During the nine months ended September 30, 2021, MySpray’s total revenue was $295,258, and had a net loss of $66,281.

Our estimates of capital, personnel, equipment, and facilities required for our proposed operations are based on certain other existing businesses operating under projected business conditions and plans. We believe that our estimates are reasonable, but it is not possible to determine the accuracy of such estimates at this point. In formulating our business plan, we have relied on the judgment of our officers and directors and their experience in developing businesses. We can make no assurances that we will be able to obtain sufficient financing or implement successfully the business plan we have devised. Further, even with sufficient financing, there can be no assurance that we will be able to operate our business on a profitable basis. We can make no assurances that our projected business plan will be realized or that any of our assumptions will prove to be correct.

We are subject to a variety of possible risks that could adversely impact our revenues, results of operations or financial condition. Some of these risks relate to general economic and financial conditions, while others are more specific to us and the industry in which we operate. The following factors set out potential risks we have identified that could adversely affect us. The risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, could also have a negative impact on our business operations or financial condition. See also Statement Regarding Forward-Looking Disclosure.

We operate in a highly competitive industry.

The healthcare business is highly competitive and constantly changing. Our competitors include not only other large multinational healthcare companies, but also smaller entities that operate in local or regional markets as well as new forms of market participants.

Competitive challenges also arise from rapidly-evolving and new technologies in the natural health space, creating opportunities for new and existing competitors and a need for continued significant investment in research and development.

A number of our existing or potential competitors may have substantially greater financial, technical, and marketing resources, larger investor bases, greater name recognition, and more established relationships with their investors, and more established sources of deal flow and investment opportunities than we do. This may enable our competitors to: develop and expand their services and develop infrastructure more quickly and achieve greater scale and cost efficiencies; adapt more quickly to new or emerging markets and opportunities, strategies, techniques, technologies, and changing investor needs; take advantage of acquisitions and other market opportunities more readily; establish operations in new markets more rapidly; devote greater resources to the marketing and sale of their products and services; adopt more aggressive pricing policies; and provide clients with additional benefits at lower overall costs in order to gain market share. If our competitive advantages are not compelling or sustainable and we are not able to effectively compete with larger competitors, then we may not be able to increase or sustain cash flow.

Our Brands and Products

Our brand and product strategy centers on our full portfolio of products designed to appeal to diverse sets of consumers. These brands and products will be tailored to comply with all requirements we expect to accompany use, such as the inclusion of health warnings on labels and restrictions on marketing.

Cross Border Sales Transactions

Cross border sales transactions carry a risk of changes in import tax and/or duties related to the import and export of our product, which can result in pricing changes, which will affect revenues and earnings. Cross border sales transactions carry other risks including, but not limited to, changing regulations, wait times, customs inspection and lost or damaged product

Direct-to-consumer

We have a direct-to-consumer, or DTC, component of our sales, through our website, that are not made under supply agreements with corporations and private retailers. This makes a large portion on our business reliant on the speed and availability of our website and the ability of the Company to meet orders.

Due to our involvement in the psychedelic compounds industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liabilities.

Insurance that is otherwise readily available, such as workers’ compensation, general liability, and directors’ and officers’ insurance, is more difficult for us to find and more expensive, because we are in the regulated cannabis industry. While the Company currently has all of the insurance required to operate, there are no guarantees that we will be able to keep such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

We cannot predict every event and circumstance that may affect our business, and therefore, the risks and uncertainties discussed herein may not be the only ones you should consider.

We are not an expert in the cannabis industry. Therefore, as we commence the operation of our business, we may encounter risks of which we are not aware at this time, which could have a material adverse impact on our business.

Additional Financing Requirements are likely

From time to time, in order to expand operations to meet customer demand, the Company will need to incur additional capital expenditures. These capital expenditures are intended to be funded from third party sources, including the incurring of debt and/or the sale of additional equity securities. In addition to requiring additional financing to fund capital expenditures, the Company may require additional financing to fund working capital, research and development, sales and marketing, general and administrative expenditures and operating losses. The incurrence of debt creates additional financial leverage and therefore an increase in the financial risk of the Company’s operations. The sale of additional equity securities will be dilutive to the interests of current equity holders. In addition, there can be no assurance that such additional financing, whether debt or equity, will be available to the Company or that it will be available on acceptable commercial terms. Any inability to secure such additional financing on appropriate terms could have a materially adverse impact on the business, financial condition and operating results of the Company.

Our growth depends on external sources of capital, which may not be available on favorable terms or at all. In addition, investors, banks and other financial institutions may be reluctant to enter into any lending or financial transactions with us, because we are in the psychedelic compounds business. If any of the source of funding is unavailable to us, our growth may be limited, and our operating profit may be impaired.

We may not be in a position to take advantage of attractive investment opportunities for growth if we are unable, due to global or regional economic uncertainty, changes in the state or federal regulatory environment relating to the cannabis industry, our own operating or financial performance or otherwise, to access capital markets on a timely basis and on favorable terms or at all. Because we intend to grow our business, this limitation may require us to raise additional equity or incur debt at a time when it may be disadvantageous to do so.

Our access to capital will depend upon a number of factors over which we have little or no control, including general market conditions and the market’s perception of our current and potential future earnings. If general economic instability or downturn leads to an inability to obtain capital to finance, the operation could be negatively impacted. In addition, investors, banks and other financial institutions may be reluctant to enter into financing transactions with us, because we intend to acquire properties for the use in the cultivation and production of cannabis. If this source of funding is unavailable to us, our growth may be limited.

Our ability to raise funding is subject to all of the above factors and will also be affected by our future financial position, results of operations and cash flows. All of these events would have a material adverse effect on our business, financial condition, liquidity and results of operations.

The COVID-19 pandemic could have a material adverse impact on our business, results of operations, and financial condition.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China. In January 2020, the WHO declared the COVID-19 outbreak a “Public Health Emergency of International Concern.” This worldwide outbreak has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans intended to control the spread of the virus. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions, and temporarily closing businesses and facilities. These restrictions, and future prevention and mitigation measures, have had an adverse impact on global economic conditions and are likely to have an adverse impact on consumer confidence and spending, which could materially adversely affect the supply of, as well as the demand for, our products. Uncertainties regarding the economic impact of COVID-19 are likely to result in sustained market turmoil, which could also negatively impact our business, financial condition, and cash flow.

Our raw materials used in our products come from Canada. The impact of COVID-19 on these sources, or any of our customers, distributors and resellers, or transportation or logistics providers, may negatively affect the price and availability of our ingredients and/or packaging materials and impact our supply chain. If the disruptions caused by COVID-19 continue for an extended period of time, our ability to meet the demands of our consumers may be materially impacted. To date, we have not experienced any reduction in the available supply of our products.

Additionally, many of our employees, including members of our management team, have been working remotely as a result of the closure of our offices and warehouses in compliance with local and state regulations in response to the COVID-19 pandemic. If our operations or productivity become, or continue to be, impacted throughout the duration of the COVID-19 outbreak and government-mandated closures, which may negatively impact our business, financial condition, and cash flow. The extent to which the COVID-19 pandemic will further impact our business will depend on future developments and, given the uncertainty around the extent and timing of the potential future spread or mitigation and around the imposition or relaxation of protective measures, we cannot reasonably estimate the impact to our business at this time.

The extent of the effect of COVID-19 on our operational and financial performance will depend on future developments, including the duration, spread, and intensity of the outbreak, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on our business. However, if the pandemic continues for a prolonged period, it could have a material adverse effect on our business, results of operations, financial condition, and cash flow and adversely impact the quoted price of our Common Stock.

Any future indebtedness reduces cash available for distribution and may expose us to the risk of default under debt obligations that we may incur in the future.

Payments of principal and interest on borrowings that we may incur in the future may leave us with insufficient cash resources to operate the business. Our level of debt and the limitations imposed on us by debt agreements could have significant material and adverse consequences, including the following:

●	our cash flow may be insufficient to meet our required principal and interest payments;

●	we may be unable to borrow additional funds as needed or on favorable terms, or at all;

●	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

●	to the extent we borrow debt that bears interest at variable rates, increases in interest rates could materially increase our interest expense;

●	we may default on our obligations or violate restrictive covenants, in which case the lenders may accelerate these debt obligations; and

●	our default under any loan with cross default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow, and our ability to make distributions to our shareholders could be materially and adversely affected.

Our results of operations are highly susceptible to unfavorable economic conditions.

We are exposed to risks associated with weak or uncertain regional or global economic conditions and disruption in the financial markets. The global economy continues to be challenging in some markets. Uncertainty about the continued strength of the global economy generally, or economic conditions in certain regions or market sectors, and a degree of caution on the part of some marketers, can have an effect on the demand for advertising and marketing communication services. In addition, market conditions can be adversely affected by natural and human disruptions, such as natural disasters, severe weather events, military conflict or public health crises. Our industry can be affected more severely than other sectors by an economic downturn and can recover more slowly than the economy in general. In the past, some clients have responded to weak economic and financial conditions by reducing their marketing budgets, which include discretionary components that are easier to reduce in the short term than other operating expenses. This pattern may recur in the future. Furthermore, unexpected revenue shortfalls can result in misalignments of costs and revenues, resulting in a negative impact to our operating margins. If our business is significantly adversely affected by unfavorable economic conditions or other market disruptions that adversely affect client spending, the negative impact on our revenue could pose a challenge to our operating income and cash generation from operations.

We may lose or fail to attract and retain key employees and management personnel.

Our employees, including our healthcare professionals, are among our most valuable assets. An important aspect of our competitiveness is our ability to identify and develop the appropriate talent and to attract and retain key employees and management personnel. Our ability to do so is influenced by a variety of factors, including the compensation we award and factors which may be beyond our control. Changes to immigration policies or travel restrictions imposed as a result of public health, political or security concerns, that restrain the flow of professional talent may inhibit our ability to staff our offices or projects. In addition, the healthcare industry is characterized by a high degree of employee mobility and significant use of third-party or temporary workers to staff new, growing or temporary assignments. If we were to fail to attract key personnel or lose them to competitors or clients, or fail to manage our workforce effectively, our business and results of operations could be adversely affected.

If our clients experience financial distress, or seek to change or delay payment terms, it could negatively affect our own financial position and results.

At any given time, one or more of our clients may experience financial difficulty, file for bankruptcy protection or go out of business. Unfavorable economic and financial conditions could result in an increase in client financial difficulties that affect us. The direct impact on us could include reduced revenues and write-offs of accounts receivable and expenditures billable to clients, and if these effects were severe, the indirect impact could include impairments of intangible assets, credit facility covenant violations and reduced liquidity.

International business risks could adversely affect our operations.

We are a global business. Operations outside Canada and the United States represent a significant portion of our net revenues. These operations are exposed to risks that include local legislation, currency variation, exchange control restrictions, local labor and employment laws that hinder workforce flexibility, large-scale local or regional public health crises, and other difficult social, political or economic conditions. We also must comply with applicable U.S., local and other international anti-corruption laws. These restrictions can place us at a competitive disadvantage with respect to those competitors who may not be subject to comparable restrictions. Failure to comply or to implement business practices that sufficiently prevent corruption or violation of sanctions laws could result in significant remediation expense and expose us to significant civil and criminal penalties and reputational harm.

We may not be able to meet our performance targets and milestones.

From time to time, we communicate to the public certain targets and milestones for our financial and operating performance that are intended to provide metrics against which to evaluate our performance. They should not be understood as predictions or guidance about our expected performance. Our ability to meet any target or milestone is subject to inherent risks and uncertainties, and we caution investors against placing undue reliance on them. See Statement Regarding Forward-Looking Disclosure.

We have limited personal liability.

Our Certificate of Incorporation and Bylaws generally provide that the liability of our officers and directors will be eliminated to the fullest extent allowed under law for their acts on behalf of our Company.

Our financial performance is dependent on the conditions of the healthcare industry.

The results of our business is influenced by a number of external factors including fluctuations in material costs, labor costs, foreign currency exchange rates, customer attrition, raw material and energy costs, global credit market conditions, and other global and political factors, including trade policies. A slowdown in building and remodelling activity can adversely affect the financial performance of our company.

There are implications of being an emerging growth company.

As a company with less than $2.0 billion in revenue during its last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

-	a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;

-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

-	an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting;

-	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

-	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

-	reduced disclosure about our executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of the Sarbanes Oxley Act, which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Exchange Act which require stockholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of the filing of this Form 10;

-	the first fiscal year after our annual gross revenues are $2 billion or more;

-	the date on which we have, during the previous three-year period, issued more than $2 billion in non-convertible debt securities; or

-	as of the end of any fiscal year in which the market value of our Common Stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Risks Related to Regulation

United States Federal law prohibits the use of psychedelic compounds for the purposes in which the Company may engage.

As of the date of this prospectus, the policy and regulations of the Federal government and its agencies are that psychedelic compounds have no benefit and a range of activities including cultivation and use of psychedelic compounds for personal use is prohibited on the basis of federal law. Active enforcement of the current federal regulatory position on psychedelic compounds on a regional or national basis may directly and adversely affect the ability of Company to develop its business plan in the U.S.

Current favorable laws relating to cultivation and production of psychedelic compounds may be modified or eliminated in the future which may have adverse impact to us.

Relevant laws related to psychedelic compounds may be amended or repealed, or new laws may be enacted in the future to eliminate existing laws permitting psychedelic compounds. Any changes in laws that reduce or eliminate the ability to cultivate and produce psychedelic compounds would depress our business. In addition, we would realize an economic loss from such change of the regulations.

Psychedelic compounds remain illegal under U.S. federal law, and therefore, strict enforcement of federal laws regarding psychedelic compounds would likely result in our inability to execute our business operation.

Laws and regulations affecting the psychedelic compounds industry are constantly changing, which could materially adversely affect our proposed operations, and we cannot predict the impact that future regulations may have on us.

Relevant laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Applicable state and international laws may prevent us from maximizing our potential income.

Depending on the laws of each particular State and country, we may not be able to fully realize our potential to generate profit. Furthermore, cities and counties are being given broad discretion to ban certain psychedelic compounds activities. Even if these activities are legal under specific State law, specific cities and counties may ban them. Depending on the laws of international countries, we might not be able to fully realize our potential to generate profit.

Compliance with environmental laws could materially increase our operating expenses.

There may be environmental conditions associated with properties we acquire of which we are unaware. If environmental contamination exists on properties we acquire, we could become subject to liability for the contamination. Such environmental liability exposure associated with properties we acquire could harm our business, financial condition, liquidity and results of operations.

We are subject to industry regulations and other legal or reputational risks that could restrict our activities or negatively impact our performance or financial condition.

Our industry is subject to government regulation and other governmental action, both domestic and foreign. Advertisers and consumer groups may challenge advertising through legislation, regulation, judicial actions or otherwise, for example on the grounds that the advertising is false and deceptive or injurious to public welfare. Our business is also subject to specific rules, prohibitions, media restrictions, labelling disclosures and warning requirements applicable to advertising for certain products. Existing and proposed laws and regulations, in particular in the European Union and the United States, concerning user privacy, use of personal information and on-line tracking technologies could affect the efficacy and profitability of internet-based, digital and targeted marketing. We are also subject to laws and regulations that govern whether and how we can transfer, process or receive certain data that we use in our operations. The costs of compliance with these laws may increase in the future as a result of the implementation of new laws or regulations, such as the GDPR and the CCPA, or changes in interpretations of current ones, such as the interpretation of existing consumer protection laws as imposing restrictions on the online collection, storage and use of personal data. The imposition of restrictions on certain technologies by private market participants in response to privacy concerns could also have a negative impact on our digital business. If we are unable to transfer data between countries and regions in which we operate, or if we are prohibited from sharing data among our products and services, it could affect the manner in which we provide our services or adversely affect our financial results. Any failure on our part to comply with these legal requirements, or their application in an unanticipated manner, could harm our business and result in penalties or significant legal liability. Legislators, agencies and other governmental units may also continue to initiate proposals to ban the advertising of specific products, such as alcohol, tobacco or marijuana products, and to impose taxes on or deny deductions for advertising, which, if successful, may hinder our ability to accomplish our clients’ goals and have an adverse effect on advertising expenditures and, consequently, on our revenues. Governmental action, including judicial rulings, on the relative responsibilities of clients and their marketing agencies for the content of their marketing can also impact our operations. Furthermore, we could suffer reputational risk as a result of governmental or legal action or from undertaking work that may be challenged by consumer groups or considered controversial.

Risks Related to the Market for our Stock

The OTC and share value

Our Common Stock trades over the counter, which may deprive stockholders of the full value of their shares. Our stock is quoted via the Over-The-Counter (“OTC”) Pink Sheets under the ticker symbol “ADOB”. Therefore, our Common Stock is expected to have fewer market makers, lower trading volumes, and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for our Common Stock.

Low market price

A low market price would severely limit the potential market for our Common Stock. Our Common Stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain Commission rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our Common Stock.

Lack of market and state blue sky laws

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

Accordingly, our shares of Common Stock should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Penny stock regulations

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock. The Commission has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our Common Stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

Rule 144 Risks

Sales of our Common Stock under Rule 144 could reduce the price of our stock. There are 309,477,111 issued and outstanding shares of our Common Stock held by affiliates that Rule 144 of the Securities Act defines as restricted securities.

These shares will be subject to the resale restrictions of Rule 144, should we hereinafter cease being deemed a “shell company”. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least nine months, may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

No audit or compensation committee

Because we do not have an audit or compensation committee, stockholders will have to rely on our entire Board of Directors, none of which are independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole. No members of our Board of Directors are independent directors. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Security laws exposure

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our shares of our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial pre-emption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

No cash dividends

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares of our Common Stock when desired.

Delayed adoption of accounting standards

We have delayed the adoption of certain accounting standards through an opt-in right for emerging growth companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Management’s discussion and analysis of financial condition and results of operation

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto.

Forward Looking Statements

The following information specifies certain forward-looking statements of the management of our Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information statement have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements. Such forward-looking statements include statements regarding our anticipated financial and operating results, our liquidity, goals, and plans.

All forward-looking statements in this Form 10 are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

Overview

Adorbs Inc. (“Adorbs”, or the “Company”) was incorporated under the laws of the State of Nevada on October 18, 2017. Adorbs is a developmental stage corporation formed to provide organic children’s clothing designed to be cute, comfortable, and trendy. The vision of Adorbs is bright, basic & comfortable organic clothes, if the price of organic material makes financial sense, including wearable and comfortable cute clothes, leggings, t-shirt, sweatshirts, skirts, dresses, and onesies (the “Clothing Line”). The clothing has and will have basic bold colors, such as black, red, orange, yellow, green, grey, blue, purple, and fuchsia. It includes and will include, a variety of ideas with patch work, appliqué, food, emojis, animals, letters, words. This way, a child could tell a story about their clothing.

Former management was comprised of two people, Rebecca Jill Lazar, President; and Michael Lazar, Chief Financial Officer. Due to the development stage of the Company, Ms. Lazar spent part of her time toward the everyday operations and forward movement of the corporation. Ms. Lazar’s responsibilities included acting as the Company’s creative designer as well as determining the overall design direction of the company and its marketing strategy. Ms. Lazar cultivated relationships with children’s clothing stores and manufacturers and spent the time necessary to oversee the product development, manufacturing, sales, and marketing campaigns, website design, and direct the primary operations of the business.

On January 19, 2018, the Company filed a Form S-1 for registration of securities under the Securities Act of 1933. The S-1 was declared effective on March 14, 2018, and at that time the Company became a fully reporting public company. The Company filed its first Form 10-Q on May 10, 2018, for the period ended March 31, 2018, and subsequently filed all required reports until through the period ended March 31, 2019. On July 1, 2019, the Company filed a Form 15 to terminate its registration. Despite her best efforts, Ms. Lazar determined during the three months ended June 30, 2020, that the Company’s business plan was no longer viable. Subsequently, during July 2020, Ms. Lazar and her husband Michael Lazar resigned their positions executive positions with the Company and gifted their majority shareholdings for no consideration to Activist Investing LLC, an entity controlled by Michael Lazar’s brother, David Lazar. These shares were gifted in return for David Lazar’s commitment to provide funding to the Company going forward and for his expertise in managing and directing distressed companies.

Activist Investing LLC received 11,000,000 shares from Ms. Lazar, and 10,000,000 shares from Michael Lazar for a total of 21,000,000 shares. Based upon 23,889,500 shares outstanding, this effectively gave David Lazar 87.9% ownership of the Company. Concurrently with the change of control, David Lazar was appointed as CEO and Director and is currently the only employee, officer, and director of the Company. As a result of these transactions, the Company become a “blank check” company.

On December 29, 2020, the Company’s Registration Statement on Form 10-12G was declared effective.

Business Overview

Adorbs Inc. (“ADOB” or the “Company”) is a US holding company incorporated in Nevada in October 2017, which operates through the Company’s wholly owned subsidiary MySpray Therapeutics Inc. (“MySpray”), a Saskatchewan, Canada corporation incorporated on October 2, 2012.

MySpray creates innovative and clinically developed products for the global natural health community in the areas of immune function, mental health, and pain management.

MySpray Therapeutics® Inc. is currently the license holder of 9 Natural Product Numbers (NPN) through the Natural and Non-prescription Health Products Directorate division of Health Canada.

COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most US states and many countries have issued policies intended to stop or slow the further spread of the disease.

Covid-19 and the U.S’s response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

Liquidity and Capital Resources

At December 31, 2020 we had negative working capital of $71,477, compared to negative working capital of $101,433 at December 31, 2019. The decrease of approximately $30,000 in working capital is attributable to a decrease in our profitability from 2019 to 2020 of approximately $24,000

At September 30, 2021 we had negative working capital of $118,000, compared to negative working capital of $58,000 at September 30, 2020. The decrease of approximately $60,000 in working capital is attributable to a decrease in our profitability in the 2020 period due to increased payroll cost of approximately $77,000 offset by receipt of $20,000 in Canadian government Covid relief.

We will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. Our management will have to spend additional time on policies and procedures to make sure our Company is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act. This additional corporate governance time required of management could limit the amount of time management has to implement our business plan and may impede the speed of our operations.

Results of Operations

We generated revenue of $366,719 and $273,054 for the years ended December 31, 2020 and 2019 respectively. For the year ended December 31, 2020 our cost of goods sold was $111,436 compared to $40,833 for the year ended December 31, 2019. For the year ended December 31, 2020 our operating expenses were $278,130 compared to $218,318 for the year ended December 31, 2019. As a result of the foregoing, we have net loss of $10,044 for the year ended December 31, 2020 and net income of $13,972 for the year ended December 31, 2019. The change is due to increased gross margin from revenue offset to a greater expense by additional expenses.

We generated revenue of $295,258 and $247,968 for the nine months ended September 30, 2021 and 2020, respectively. For the nine months ended September 30, 2021 our operating expenses were $286,525 compared to $185,843 for the nine months ended September 30, 2020. As a result of the foregoing, we have reported net loss of $66,281 for the nine months ended September 30, 2021 and net income of $3,773 for the nine months ended September 30, 2020. The change is primarily due to increased payroll expenses of $77,000 in anticipation of future growth.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

Critical Accounting Policies and Estimates

The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the Company’s financial condition and results of operations and which require the Company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results.–

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are expressed in Canadian dollars.

Management’s Representation of Interim Financial Statements

The accompanying unaudited financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company uses the same accounting policies in preparing quarterly and annual financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These financial statements should be read in conjunction with the audited financial statements and notes thereto on December 31, 2020.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and inventories, income taxes, and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Inventories

Inventories are measured at the lower of cost and net realizable value. Cost is determined on a cost basis and includes all costs incurred in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business, less any applicable selling costs. As of September 30, 2021, and December 31, 2020, the balances of inventory were $3,425 and $8,343, respectively.

Revenue Recognition

The Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The guidance provided in Accounting Standards Codification (“ASC”) Topic 606 (“ASC 606”) requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market funds, the fair value of which approximates cost. The Company maintains its cash balances with a high-credit-quality financial institution. The Company has not experienced any losses in such accounts, and management believes the Company is not exposed to any significant credit risk on its cash and cash equivalents. As of September 30, 2021, and December 31, 2020, the balances of cash were $41,143 and $63,197 respectively.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms which are recorded at net realizable value. The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a specific allowance will be required.

Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all, attempts to collect a receivable have failed, the receivable is written off against the allowance.

As of September 30, 2021, and December 31, 2020, the balances of accounts receivable were $698 and $232, respectively.

Income Taxes

The Company accounts for income taxes under FASB ASC 740, Accounting for Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. ASC 740-10-05, Accounting for Uncertainty in Income Taxes prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Foreign Currency Translation

The functional and reporting currency of the Company is the Canadian dollar.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with FASB ASC 260, Earnings per Share which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that impact the Company’s operations.

Employees

We currently have 2 employees, both of whom are the officers and directors of MySpray. We anticipate hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Off-Balance Sheet Arrangements

During the years ended December 31, 2020 and December 31, 2019 we did not engage in any off-balance sheet arrangements as defined in item 303(a)(4) of the Commission’s Regulation S-K.

Properties

Our mailing address is 234 E. Beech St. Long Beach, New York 11561. ADOB’s wholly-owned subsidiary’s, MySpray, address is Drawer 188, 36 Fourth Avenue North, Yorkton, Saskatchewan, Canada, S3N 2V7. Nichol Martinuik owns the laboratory building that MySpray occupies. He rents this facility to the Company based on a verbal, month-to-month agreement. During the nine months ended September 30, 2021, and September 31, 2020, the Company paid $17,524 and $18,000 in rent, respectively. The Company believes that this rent expense is reasonable and comparable to the rent that would be charged to a third party. The lease governing this is attached as an Exhibit.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our voting securities following the completion of the Reverse Merger, and the increase of the described in Items 1.01 of this report by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and (iv) all executive officers and directors as a group as of February 10, 2022.

Name	Number of Shares of Common Stock(7)	Percentage
David Lazar (1)	49,000,000	7.60%

Nichol Martinuik (2)	227,500,000	35.27%

Rachel Martinuik (3)	227,500,000	35.27%

Qatar Consulting Inc. & Company (4)	69,000,000	10.70%

Broadway Creative Consultants Corp. (5)	69,000,000	10.70%

All executives officers, directors, and beneficial ownership thereof as a group (1 person)(6)	49,000,000	7.6%

There are no other officer or director 5 % shareholders.

(1)	Appointed as sole officer and director of ADOB in July 2020. His mailing address is 234 E. Beech St. Long Beach, New York 11561. The shares are held bv Activist Investing LLC, of which, Mr. Lazar is the managing member.

(2)	President and director of MySpray, in addition to being a 5% beneficial holder. His mailing address is 125 Railway Avenue East, Canora, Saskatchewan, Canada, S0A0L0.

(3)	Chief Executive Officer and director of MySpray, in addition to being a 5% beneficial holder. Her mailing address is 125 Railway Avenue East, Canora, Saskatchewan, Canada, S0A0L0.

(4)	Control person is Ismail Abdul Fattah. The mailing address is 1105, 510 6th Avenue SE, Calgary Alberta T2G 1L7.

(5)	Control Person is Bailey Fischl. The mailing address is 628-6th Street East, Saskatoon, Saskatchewan, Canada S7H1C2.
(6)	Only applies to the officer and director or Adorbs Inc., the parent company.
(7)	Assumes issuance of all 621,000,000 shares of common stock of the Company pursuant to the Share Exchange Agreement.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 644,889,500 shares of common stock to be outstanding upon the completion of the increase in authorized shares of common stock of ADOB to 700,000,000.

Directors and Executive Officers, Promoters and Control Persons

Mr. David Lazar was appointed Chairman of the Board and the sole officer and director of ADOB in July 2020. Mr. Nichol Martinuik is President and director of MySpray. Ms. Rachel Martinuik is Vice-President and director of MySpray.

Name	Age	Position(s)
David Lazar	31	CEO, CFO, Secretary, Treasurer, Director of ADOB
Nichol Martinuik	46	President and Director of MySpray
Rachel Martinuik	46	Chief Executive Officer and Director of MySpray

David Lazar, 31, has been CEO and Chairman of the Company since July, 2020. Mr. Lazar has been a partner at Zenith Partners International since 2013, where he specializes in research and development, sales and marketing. From 2014 through 2015, David was the Chief Executive Officer of Dico, Inc., which was then sold to Peekay Boutiques. Since February of 2018, Mr. Lazar has been the managing member of Custodian Ventures LLC, where he specializes in assisting distressed public companies. Since March 2018, David has acted as the managing member of Activist Investing LLC, which specializes in active investing in distressed public companies. David has a diverse knowledge of financial, legal and operations management; public company management, accounting, audit preparation, due diligence reviews and SEC regulations.

Nichol Martinuik, 46, President & Founder of MySpray, has been in health sciences, traditional medicine, and the natural health industry since 1997, gaining clinical experience in pain management, disease prevention, and therapeutic health solutions. He is a seasoned doctor of natural medicine (homeopathy), registered massage therapist, and natural health researcher. Nichol is the President and Founder of MySpray Therapeutics Inc., and HMTC - Homeopathic Medical & Therapy Clinic, and is registered with the Natural Health Practitioners of Canada and the Saskatchewan Association of Doctors of Natural Medicine.

Rachel Martinuik, 46, CEO and Chair of the board of MySpray, has been part of MySpray from inception. In her previous role as Chief Operating Officer, her responsibilities included the oversight of MySpray’s resources and oversees budgetary expenditures. A large part of her role was to build relationships with members of the supply chain, production labs, fulfillment, and logistic teams that all operate for MySpray remotely across Canada. Outside of MySpray, Rachel was appointed by the honorable Brad Wall to a board position for Saskatchewan Opportunities Corporation (SOCO), where she served three terms, from 2015-2021. SOCO operates under the registered business name of Innovation Place a Saskatchewan Crown Corporation. Innovation Place owns and operates technology parks adjacent to the province’s universities in Saskatoon and Regina, which provides a home for 3,800 tech jobs across 150 different companies in well over 1 million square feet of managed indoor space. In 2018 Rachel earned the ICD.D designation from the Institute of Corporate Directors. Rachel is a graduate from the University of Regina with a Bachelor of Human Justice. Her education in board management and social justice provides the awareness to keep the company mindful of the personal, corporate, and social responsibility we occupy.

Term of Office

Our director holds his position until the next annual meeting of shareholders and until his successor is elected and qualified by our shareholders, or until earlier death, retirement, resignation or removal.

Family Relationships

There are no family relationships between the Company and any of our current and proposed directors or executive officers.

Legal Proceedings Involving Directors and Executive Officers

During the past ten years no current or incoming director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; Or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease and desist order, or removal or prohibition order; Or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; Or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The table below sets forth the positions and compensations for the sole officer and director of ADOB, and for the officers and directors of MySpray for the years ended December 31, 2020 and 2019.

Position	Name of Directors	Year	Salary before tax	Bonus	All other compensation	Total
ADOB Chief Executive Officer and Chairman	David Lazar	2020	0	0	0	0
		2019	0	0	0	0

MySpray President and Director	Nichol Martinuik	2020	$60,000	0	0	$60,000
		2019	$60,000	0	0	$60,000

MySpray Chief Executive Officer and Director	Rachel Martinuik	2020	0	0	0	0
		2019	0	0	0	0

We do not have an audit or compensation committee comprised of independent directors as our Company qualifies for an exemption from these requirements. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole.

All directors serve 1 yr. terms.

Transactions with related persons, promoters and certain control persons

Related Party Transactions

US dollar transactions

During the three months ended September 30, 2021, David Lazar paid various Company expenses totaling approximately $5,500. This included approximately $4,700 in accounting fees, and $800 in Edgarization fees. As of September 30, 2021, the Company had a loan payable of $68,916 to David Lazar and loan payable of $69,137, to Rebecca Lazar, the former President and Chief Executive Officer. These loans are both unsecured, non-interest-bearing promissory notes and are payable on demand.

Canadian dollar transactions

Nichol Martinuik owns the laboratory building that MySpray occupies. He rents this facility to MySpray based on a verbal, month-to-month agreement. During the nine months ended September 30, 2021, and September 31, 2020, MySpray paid $17,524 and $18,000 in rent, respectively. MySpray believes that this rent expense is reasonable and comparable to the rent that would be charged to a third party.

Additionally, MySpray’s CEO has extended interest-free demand loans to MySpray amounting to $76,109 and $93,297 as of September 30, 2021, and December 31, 2020, respectively

Corporate Governance

Director Independence

None of our directors qualified as an “independent director” under the rules of NASDAQ, Marketplace Rule 4200(a).

Nominating Committee

We do not presently have a nominating committee. Our Board of Directors currently acts as our nominating committee.

Audit Committee

We do not presently have an audit committee. Our Board of Directors currently acts as our nominating committee.

Legal Proceeding

None.

Market Price of and dividends on the registrant’s common equity and related shareholder matters

Market Information

Our common stock is currently quoted on the OTC market “Pink Sheets” under the symbol ADOB. There has been no market price established for the shares.

As mentioned in Item 1.01, an additional 621,000,000 restricted common shares were issued, or are to be issued, to the shareholders and service providers of MySpray upon reverse acquisition activity. All additional issued common shares of Adorbs Inc. is restricted from disposal for the lesser of 2 years from issuance, or one-year from the date of filing hereof. No options or warrants to purchase, or securities convertible into, common equity of the registrant. None of above mentioned additional issuance of restricted common share are issued to qualified institutional buyer as defined under § 230.144A

Mountain Share Transfer, 2030 Powers Ferry Rd., Suite #212, Atlanta, GA 30339, 404-474-3110 is the transfer and registrar agent for ADOB.

Holders

As of January 25, 2022, we had approximately 40 shareholders of our common shares, including the shares held in street name by brokerage firm. The holders of common share are entitle to one vote for each share held for record on all matters submitted to a vote of shareholders. Holders of the common share have no pre-emptive rights and no right to convert their common share into any other securities. There are no redemption or sinking fund provisions applicable to the common share.

Dividends

We have not issued any dividends, and have no plans of paying cash dividends in the future.

Securities authorized for issuance under equity compensation plan

As of January 25, 2022, the Company has no securities authorized either previously approved or disapproved for issuance under equity compensation plan.

Penny Stock Regulations

Our shares of common stock are subject to the “penny stock” rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Recent Sales of Unregistered Securities

On February 10, 2022, we consummated the transaction contemplated in the Share Exchange Agreement with MySpray Therapeutics Inc., an Saskatchewan, Canadian corporation, Nichol Martinuik, Rachel Martinuik, the sole officers, directors, and shareholders of MySpray, Qatar Consulting Inc. & Company, Broadway Creative Consultants Corp., David Lazar, and Activist Investing LLC, to acquire all the issued and outstanding capital stock of MySpray, in exchange for the issuance to the Shareholders an aggregate of 621,000,000 restricted shares of our common stock, which (i) were issued pro-rata, as available. on February __, 2022, and (ii) will be issued pro-rata, as remains, immediately following the increase of the authorized shares of ADOB to 700,000,000.

Description of securities

The following is a summary description of our capital stock and certain provisions under the laws of the State of Nevada where the Company was incorporated. The following discussion is qualified in its entirety by reference to such exhibits.

General

We have authorized 75,000,000 shares of common stock with par value $0.001 per share. We are increasing the authorized shares of common stock to 700,000,000. As at January 25, 2022, the Company has issued and outstanding 23,889,500 shares of common stock.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share rateably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of our common stock, as such, have no conversion, pre-emptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Indemnification of Directors and Officers

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses. Our Bylaws provide that we may indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent permitted by law, our Articles of Incorporation or our Bylaws, and shall indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent required by law, our Articles of Incorporation or Bylaws. Our obligations of indemnification, if any, shall be conditioned on receiving prompt notice of the claim and the opportunity to settle and defend the claim. We may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was our director, officer, employee or agent.

Indemnification against Public Policy

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defence of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The effect of indemnification may be to limit the rights of the Company and the shareholders (through shareholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Item 1.01 which is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

On February 10, 2022, we consummated the transaction contemplated in the Share Exchange Agreement with MySpray Therapeutics Inc., an Saskatchewan, Canadian corporation, Nichol Martinuik, Rachel Martinuik, the sole officers, directors, and shareholders of MySpray, Qatar Consulting Inc. & Company, Broadway Creative Consultants Corp., David Lazar, and Activist Investing LLC to acquire all the issued and outstanding capital stock of MySpray, in exchange for the issuance to the Shareholders an aggregate of 621,000,000 restricted shares of our common stock, which (i) were issued pro-rata, as available. on February 10, 2022, and (ii) will be issued pro-rata, as remains, immediately following the increase of the authorized shares of ADOB to 700,000,000.

As a result of the Share Exchange Agreement, both Nichol Martinuik, Rachel Martinuik became 35.27% (70.54% in the aggregate) holders of the voting rights of the Company, and a change of control occurred.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.06 Change in Shell Company Status

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Share Exchange, we have ceased to be a shell company. The information contained in this Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired

The audited financial statements of MySpray as of December 31, 2020 and 2019 and unaudited financial statements of MySpray as for the nine months ended September 30, 2021 are appended to this report beginning on page 35. The audited financial statements of MySpray as of December 31, 2020 and 2019 were audited by BF Borgers CPA PC. The unaudited financial statements of MySpray as for the nine months ended September 30, 2021 were reviewed by BF Borgers CPA PC.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of MySpray Therapeutics, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MySpray Therapeutics, Inc. as of December 31, 2020 and 2019, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered net losses and has a significant accumulated deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

February 10, 2022

MYSPRAY THERAPEUTICS INC.
BALANCE SHEETS

	December 31,	December 31,
	2020	2019
ASSETS
Cash	63,197	$29,133
Accounts receivable	232	5,360
Inventory	8,343	16,174
Other assets	5	5
Total current assets	71,777	50,672
Total Assets	$71,777	$50,672

LIABILITIES & STOCKHOLDERS’ DEFICIT
Accounts payable	29,084	$32,884
Accrued liabilities	20,873	14,469
Notes payable related parties	93,297	104,752
Total current liabilities	143,254	152,105
CEBA loan	40,000	-
Total liabilities	183,254	152,105

Commitments and Contingencies	-	-

Stockholders’ Equity
Common stock, No Par Value, 100 shares	100	100
Accumulated deficit	(111,577)	(101,533)
Total Stockholders’ (Deficit)	(111,477)	(101,433)
Total Liabilities and Stockholders’ (Equity)	$71,777	$50,672

The accompanying notes are an integral part of these financial statements.

MYSPRAY THERAPEUTICS INC.
STATEMENTS OF OPERATIONS

	December 31,	December 31,
	2020	2019
Clinical revenue-net of discount	$134,237	$126,792
Product revenue	185,528	75,926
Spray revenue	46,953	70,337
Total revenue	366,719	273,054
Cost of sales	111,436	40,833
Gross margin	255,283	232,221

Operating Expenses:
Payroll expense	163,284	110,103
Rent -related party	26,000	26,571
General and administrative expense	88,846	81,643
Total operating expenses	278,130	218,318
Income (loss) from operations	(22,847)	13,902

Other income	11,564
Interest income	1,239	69
Other (expense) net	12,803	69

Income (loss) before provision for income taxes	(10,044)	13,972
Provision for income taxes	-	-
Net Income (Loss)	$(10,044)	$13,972

Basic and diluted earnings(loss) per common share	$(100.44)	$139.72

Weighted average number of shares outstanding	100	100

The accompanying notes are an integral part of these financial statements.

MYSPRAY THERAPEUTICS INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

				Total
	Common Stock		Accumulated	Stockholders’
	Shares	Value	Deficit	Equity
Balance, December 31, 2018	100	$100	$(115,505)	$(115,405)

Net income			13,972	$13,972

Balance, December 31, 2019	100	$100	$(101,533)	$(101,433)

Net loss			(10,044)	(10,044)

Balance, December 30, 2020	100	$100	$(111,577)	$(111,477)

The accompanying notes are an integral part of the financial statements.

MYSPRAY THERAPEUTICS INC.
STATEMENTS OF CASH FLOWS

	December 31,	December 31,
	2020	2019
Cash Flows From Operating Activities:
Net income (loss)	$(10,044)	$13,972
Change is assets and liabilities
Accounts receivable	5,127	(3,464)
Inventory	7,831	(13,613)
Accounts payable	(3,800)	7,016
Accrued liabilities	6,404	(6,481)
Net cash provided by (used for) operating activities	5,518	(2,572)

Cash Flows From Investing Activities:
Net cash provided by (used for) investing activities	-	-

Cash Flows From Financing Activities:
CEBA government loan	40,000
Related party notes- payment	(11,455)	(551)
Net cash provided by (used for) financing activities	28,545	(551)

Net Increase (Decrease) In Cash	34,063	(3,122)
Cash At The Beginning Of The Period	29,133	32,256
Cash At The End Of The Period	$63,197	$29,133

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

MySpray Therapeutics, Inc.

Notes to Financial Statements

December 31, 2020, and 2019

1.	NATURE OF OPERATIONS

MySpray Therapeutics (“MySpray”, or “the Company”) was incorporated under the Business Corporations Act of Saskatchewan in 2012 with a mission of providing innovative therapeutic treatment and sales of related products. MySpray Therapeutics offers products in a variety of delivery systems including topical, capsules, and through a highly absorbed convenient oral spray delivery system. The Company’s primary products include:

MyShrooms Immune-Pro

MyShrooms Immune-Pro is a clinical strength herbal medicine to activate, balance, and support a healthy immune system. It is formulated with medicinal mushrooms, ginseng, and propolis.

MyShrooms Defence

MyShrooms Defence is a combination of Chaga and Vitamin D. Chaga

MyShrooms Immunity

MyShrooms Immunity offers the synergistic effect of 8 medicinal mushrooms including Reishi, Chaga, Cordyceps, Turkey Tail, Lion’s Mane, Agaricus Blazei, Shiitake, and Maitake.

MyShrooms Energy

MyShrooms Energy is a combination of Cordyceps and Vitamin B12.

MyPain LiniMint

MyPain LiniMint contains 80% Dimethylsulfoxide (“DMSO”). The FDA has approved DMSO as a prescription medication for treating symptoms of painful bladder syndrome. It’s also used under medical supervision to treat several other conditions, including shingles.

The Company’s year-end is December 31st. These financial statements are expressed in Canadian dollars.

COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Many countries have issued policies intended to stop or slow the further spread of the disease.

Covid-19 and the Canadian response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

2.	GOING CONCERN

As of December 31, 2020, the Company had $63,197 in cash and cash equivalents. The Company had a net loss of $10,044 for the year ended December 31, 2020, negative working capital of $71,477and an accumulated deficit of $111,577 on December 31, 2020. The Company’s principal sources of liquidity have been cash provided by operating activities, as well as financial support from related parties, and the Canadian government. The Company’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Company will be able to maintain profitability and continue growth for the foreseeable future. If management is not able to increase revenue and/or manage operating expenses in line with revenue forecasts, the Company may not be able to maintain profitability. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company will focus on improving operational efficiency and cost reduction, developing core cash-generating business, and enhancing marketing function. Actions include developing more customers, as well as creating synergy using the Company’s resources.

The Company believes that available cash and cash equivalents, the cash provided by operating activities, together with actions as developing more customers and create synergy of the Company’s resources, should enable the Company to meet presently anticipated cash needs for at least the next 12 months after the date that the financial statements are issued and the Company has prepared the financial statements on a going concern basis. If the Company encounters unforeseen circumstances that place constraints on its capital resources, management will be required to take various measures to conserve liquidity, which could include, but not necessarily be limited to, obtaining financial support from related parties, and controlling overhead expenses. Management cannot provide any assurance that the Company’s efforts will be successful. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are expressed in Canadian dollars.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and inventories, income taxes, and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Inventories

Inventories are measured at the lower of cost and net realizable value. Cost is determined on a cost basis and includes all costs incurred in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business, less any applicable selling costs. As of December 31, 2020, and December 31, 2019, the balances of inventory were $8,343 and $16,174, respectively.

Revenue Recognition

The Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The guidance provided in Accounting Standards Codification (“ASC”) Topic 606 (“ASC 606”) requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market funds, the fair value of which approximates cost. The Company maintains its cash balances with a high-credit-quality financial institution. The Company has not experienced any losses in such accounts, and management believes the Company is not exposed to any significant credit risk on its cash and cash equivalents. As of December 31, 2020, and December 31, 2019, the balances of cash were $63,197 and $29,133, respectively.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms which are recorded at net realizable value. The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a specific allowance will be required.

Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all, attempts to collect a receivable have failed, the receivable is written off against the allowance.

As of December 31, 2020, and December 31, 2019, the balances of accounts receivable were $232 and $5,360, respectively.

Income Taxes

The Company accounts for income taxes under FASB ASC 740, Accounting for Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. ASC 740-10-05, Accounting for Uncertainty in Income Taxes prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Foreign Currency Translation

The functional and reporting currency of the Company is the Canadian dollar.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with FASB ASC 260, Earnings per Share which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that impact the Company’s operations.

4.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Trade payables are recognized initially at the transaction price and subsequently measured at the undiscounted amount of cash or other consideration expected to be paid. Accrued expenses are recognized based on the expected amount required to settle the obligation or liability.

The following table sets forth the components of the Company’s accrued liabilities at December 31, 2020, and 2019:

	December 31, 2020	December 31, 2019
Accounts payable	$29,084	$32,884
Other accrued expenses and liabilities	20,873	14,469
Total accrued liabilities	$49,956	$47,353

5.	RELATED PARTY PAYABLES AND ACTIVITY

The Company CEO owns the laboratory building that the Company occupies. He rents this facility to the Company based on a verbal, month-to-month agreement. During 2020 and 2019 the Company paid $26,000 and $26,571 in rent, respectively. The Company believes that this rent expense is reasonable and comparable to the rent that would be charged to a third party.

Additionally, the Company’s CEO has extended interest-free demand loans to the Company amounting to $93,297 and $104,752 as of December 31, 2020, and 2019, respectively.

6.	LONG TERM DEBT

The Canada Emergency Business Account (“CEBA”) program has provided an interest-free, partially forgivable loan of $40,000 to the Company in 2020 due to the onset of Covid-19. On January 12, 20202 the Canadian government announced the deadline for CEBA loans to qualify for partial loan forgiveness is being extended from December 31, 2022, to December 31, 2023, for all eligible borrowers in good standing. Repayment on or before the new deadline of December 31, 2023, will result in loan forgiveness of up to a third of the value of the loans. Outstanding loans would subsequently convert to two-year term loans with interest of 5 percent per annum commencing on January 1, 2024, with the loans fully due by December 31, 2025.

As of December 31, 2020 and December 31, 2019 the amounts due to CEBA were $40,000 and $-0-, respectively.

7.	STOCKHOLDERS’ EQUITY

As of December 31, 2020, the Company had 100 shares of no par value common stock authorized, issued, and outstanding at a cost of $100 as of December 31, 2020, and December 31, 2019.

8.	SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, Subsequent Events, the Company has analyzed its operations subsequent to December 31, 2020, to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements

MYSPRAY THERAPEUTICS INC.
BALANCE SHEETS

(unaudited)

	September 30,	December 31,
	2021	2020
		(audited)
ASSETS
Cash	41,143	63,197
Accounts receivable	698	232
Inventory	3,425	8,343
Other assets	5	5
Total current assets	45,270	71,777
Total Assets	$45,270	$71,777

LIABILITIES & STOCKHOLDERS’ DEFICIT
Accounts payable	29,477	29,084
Accrued liabilities	57,442	20,873
Notes payable related parties	76,109	93,297
Total current liabilities	163,028	143,254
CEBA loan	60,000	40,000
Total liabilities	223,028	183,254

Commitments and Contingencies	-	-

Stockholders’ Equity
Common stock, No Par Value, 100 shares	100	100
Accumulated deficit	(177,858)	(111,577)
Total Stockholders’ (Deficit)	(177,758)	(111,477)
Total Liabilities and Stockholders’ (Equity)	$45,270	$71,777

The accompanying notes are an integral part of these financial statements.

MYSPRAY THERAPEUTICS INC.
STATEMENTS OF OPERATIONS

(unaudited)

	Nine months ended	Nine months ended
	September 30,	September 30,
	2021	2020
Clinical revenue, net	$138,546	$102,159
Product revenue	143,437	118,510
Spray revenue, net	13,274	27,299
Total revenue	295,258	247,968
Cost of sales	75,071	69,947
Gross margin	220,187	178,021

Operating Expenses:
Payroll expense	189,141	112,019
Rent -related party	17,524	18,000
General and administrative expense	79,860	55,824
Total operating expenses	286,525	185,843
Income (loss) from operations	(66,338)	(7,823)

Other income	-	11,564
Interest income	57	32
Other (expense) net	57	11,596

Income (loss) before provision for income taxes	(66,281)	3,773
Provision for income taxes	-	-
Net Income (Loss)	$(66,281)	$3,773

Basic and diluted earnings(loss) per common share	$(662.81)	$37.73

Weighted average number of shares outstanding	100	100

The accompanying notes are an integral part of these financial statements.

MYSPRAY THERAPEUTICS INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(unaudited)

				Total
	Common Stock		Accumulated	Stockholders’
	Shares	Value	Deficit	Equity
Balance, December 31, 2019	100	$100	$(101,533)	$(101,433)

Net income (loss)			3,773	3,773

Balance, September 30, 2020	100	$100	$(97,760)	$(97,660)

				Total
	Common Stock		Accumulated	Stockholders’
	Shares	Value	Deficit	Equity
Balance, December 30, 2020	100	$100	$(111,577)	$(111,477)

Net loss			(66,281)	(66,281)

Balance, September 30, 2021	100	$100	$(177,858)	$(177,758)

The accompanying notes are an integral part of these financial statements.

MYSPRAY THERAPEUTICS INC.

STATEMENTS OF CASH FLOWS
(unaudited)

	Nine months ended	Nine months ended
	September 30,	September 30,
	2021	2020
Cash Flows From Operating Activities:
Net income (loss)	$(66,281)	$3,773
Change is assets and liabilities
Accounts receivable	(465)	(7,362)
Inventory	4,918	(338)
Accounts payable	392	(6,489)
Accrued liabilities	36,570	18,595
Net cash provided by (used for) operating activities	(24,866)	8,179

Cash Flows From Investing Activities:
Net cash provided by (used for) investing activities	-	(1,232)

Cash Flows From Financing Activities:
CEBA government loan	20,000	40,000
Related party loans-net of repayment	(17,188)	(10,759)
Net cash provided by (used for) financing activities	2,812	29,241

Net Increase (Decrease) In Cash	(22,054)	36,188
Cash At The Beginning Of The Period	63,197	29,133
Cash At The End Of The Period	$41,143	$65,322

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

MySpray Therapeutics, Inc.

Notes to Unaudited Financial Statements

September 30, 2021

1.	NATURE OF OPERATIONS

MySpray Therapeutics (“MySpray”, or “the Company “) was incorporated under the Business Corporations Act of Saskatchewan in 2012 with a mission of providing innovative therapeutic treatment and sales of related products. MySpray Therapeutics offers products in a variety of delivery systems including topical, capsules, and through a highly absorbed convenient oral spray delivery system. The Company’s primary products include:

MyShrooms Immune-Pro

MyShrooms Immune-Pro is a clinical strength herbal medicine to activate, balance, and support a healthy immune system. It is formulated with medicinal mushrooms, ginseng, and propolis.

MyShrooms Defence

MyShrooms Defence is a combination of Chaga and Vitamin D. Chaga

MyShrooms Immunity

MyShrooms Immunity offers the synergistic effect of 8 medicinal mushrooms including: Reishi, Chaga, Cordyceps, Turkey Tail, Lion’s Mane, Agaricus Blazei, Shiitake, and Maitake.

MyShrooms Energy

MyShrooms Energy is a combination of Cordyceps and Vitamin B12.

MyPain LiniMint

MyPain LiniMint contains 80% Dimethylsulfoxide (“DMSO”). The FDA has approved DMSO as a prescription medication for treating symptoms of painful bladder syndrome. It’s also used under medical supervision to treat several other conditions, including shingles.

The Company’s year-end is December 31st. These financial statements are expressed in Canadian dollars.

COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Many countries have issued policies intended to stop or slow the further spread of the disease.

Covid-19 and the Canadian response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

2.	GOING CONCERN

As of September 30, 2021, the Company had $41,143 in cash and cash equivalents. The Company had a net loss of $66,281 for the nine months ended September 30, 2021, negative working capital, and an accumulated deficit of $177,858 on September 30, 2021. The Company’s principal sources of liquidity have been cash provided by operating activities, as well as financial support from related parties, and the Canadian government. The Company’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Company will be able to maintain profitability and continue growth for the foreseeable future. If management is not able to increase revenue and/or manage operating expenses in line with revenue forecasts, the Company may not be able to maintain profitability. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company will focus on improving operational efficiency and cost reduction, developing core cash-generating business, and enhancing marketing function. Actions include developing more customers, as well as creating synergy using the Company’s resources.

The Company believes that available cash and cash equivalents, the cash provided by operating activities, together with actions as developing more customers and create synergy of the Company’s resources, should enable the Company to meet presently anticipated cash needs for at least the next 12 months after the date that the financial statements are issued and the Company has prepared the financial statements on a going concern basis. If the Company encounters unforeseen circumstances that place constraints on its capital resources, management will be required to take various measures to conserve liquidity, which could include, but not necessarily be limited to, obtaining financial support from related parties, and controlling overhead expenses. Management cannot provide any assurance that the Company’s efforts will be successful. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are expressed in Canadian dollars.

Management’s Representation of Interim Financial Statements

The accompanying unaudited financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company uses the same accounting policies in preparing quarterly and annual financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These financial statements should be read in conjunction with the audited financial statements and notes thereto on December 31, 2020.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and inventories, income taxes, and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Inventories

Inventories are measured at the lower of cost and net realizable value. Cost is determined on a cost basis and includes all costs incurred in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business, less any applicable selling costs. As of September 30, 2021, and December 31, 2020, the balances of inventory were $3,425 and $8,343, respectively.

Revenue Recognition

The Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The guidance provided in Accounting Standards Codification (“ASC”) Topic 606 (“ASC 606”) requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market funds, the fair value of which approximates cost. The Company maintains its cash balances with a high-credit-quality financial institution. The Company has not experienced any losses in such accounts, and management believes the Company is not exposed to any significant credit risk on its cash and cash equivalents. As of September 30, 2021, and December 31, 2020, the balances of cash were $41,143 and $63,197 respectively.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms which are recorded at net realizable value. The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a specific allowance will be required.

Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all, attempts to collect a receivable have failed, the receivable is written off against the allowance.

As of September 30, 2021, and December 31, 2020, the balances of accounts receivable were $698 and $232, respectively.

Income Taxes

The Company accounts for income taxes under FASB ASC 740, Accounting for Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. ASC 740-10-05, Accounting for Uncertainty in Income Taxes prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Foreign Currency Translation

The functional and reporting currency of the Company is the Canadian dollar.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with FASB ASC 260, Earnings per Share which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that impact the Company’s operations.

4.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Trade payables are recognized initially at the transaction price and subsequently measured at the undiscounted amount of cash or other consideration expected to be paid. Accrued expenses are recognized based on the expected amount required to settle the obligation or liability.

The following table sets forth the components of the Company’s accrued liabilities at September 30, 2021, and December 31, 2020:

	September 30, 2021	December 31, 2020
Accounts payable	$29,477	$29,084
Other accrued expenses and liabilities	57,442	20,873
Total accrued liabilities	$86,919	$49,956

5.	RELATED PARTY PAYABLES AND ACTIVITY

The Company CEO owns the laboratory building that the Company occupies. He rents this facility to the Company based on a verbal, month-to-month agreement. During the nine months ended September 30, 2021, and September 31, 2020, the Company paid $17,524 and $18,000 in rent, respectively. The Company believes that this rent expense is reasonable and comparable to the rent that would be charged to a third party.

Additionally, the Company’s CEO has extended interest-free demand loans to the Company amounting to $76,109 and $93,297 as of September 30, 2021, and December 31, 2020, respectively.

6.	LONG TERM DEBT

The Canada Emergency Business Account (“CEBA”) program has provided an interest-free, partially forgivable loan totaling $60,000 to the Company in 2021 and 2020 due to the onset of Covid-19. On January 12, 20202 the Canadian government announced the deadline for CEBA loans to qualify for partial loan forgiveness is being extended from December 31, 2022, to December 31, 2023, for all eligible borrowers in good standing. Repayment on or before the new deadline of December 31, 2023, will result in loan forgiveness of up to a third of the value of the loans. Outstanding loans would subsequently convert to two-year term loans with interest of 5 percent per annum commencing on January 1, 2024, with the loans fully due by December 31, 2025.

As of September 30, 2021, and December 31, 2020, the amounts due to CEBA were $60,000 and $40,000 respectively.

7.	STOCKHOLDERS’ EQUITY

As of December 31, 2020, the Company had 100 shares of no par value common stock authorized, issued, and outstanding at a cost of $100 as of September 30, 2021, and December 31, 2020.

8.	SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, Subsequent Events, the Company has analyzed its operations subsequent to September 30, 2021, to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Item 9.01 (b) Pro forma financial information. The pro forma financial information required by this Item 9.01(b) are appended to this report beginning on page 53. The unaudited pro forma financial information required by this Item 9.01(b) were reviewed by BF Borgers CPA PC.

Pro Forma Combined Financial Statements

The following pro forma balance sheet has been derived from the balance sheet of Adorbs Inc. at September 30, 2021, and adjusts such information to give the effect of the acquisition of MySpray Therapeutics Inc., a Saskatchewan corporation, as if the acquisition had occurred at January 1, 2020. The following pro forma EPS statement has been derived from the income statement of MySpray Therapeutics Inc. and adjusts such information to give the effect that the acquisition by Adorbs Inc. at January 1, 2020 and September 30, 2021, respectively. The pro forma balance sheet and EPS statement is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at September 30, 2021 or January 1, 2020.

Adorbs Inc. and MySpray Therapeutics Inc.

Unaudited Proforma Consolidated Balance Sheets

For the Year Ended December 31, 2020

	$USD Adorbs Inc December 2020	$CAD MySpray Therapeutics Inc December 2020	$USD Conversion MySpray Therapeutics Inc December 31, 2020(a)	$USD Preliminary Consolidated Balance Sheet December 31, 2020	$USD Acquisition Entries (c)	$USD Consolidated December 31, 2020
Assets

Current Assets:
Cash	$13,593	$63,197	$49,635	$63,228		$63,228
Accounts Receivable - Net	-	232	182	182		182
Inventory	-	8,343	6,552	6,552		6,552
Other Assets	-	5	4	4		4
Total Current Assets	13,593	71,777	56,373	69,966	-	69,966
Goodwill					608,418	608,418
Intangible Assets					152,105	152,105
Total Assets	$13,593	$71,777	$56,373	$69,966	$760,523	$830,489

Liabilities and Stockholders’ Equity:

Current Liabilities:
Accounts Payable	$428	$29,084	22,842	$23,270		$23,270
Accrued Liabilities	-	20,873	16,393	16,393		16,393
Notes Payable-Related Parties	101,048	93,297	73,276	174,324		174,324
Total Current Liabilities	101,476	143,254	112,511	213,987	-	213,987

Long Term Liabilities:
CEBA Loan	-	40,000	31,416	31,416		31,416
Total liabilities	101,476	183,254	143,927	245,403		245,403

Commitments and Contingencies	-	-	-	-		-

Stockholders’ Equity
Common stock	23,890	100	79	23,969	620,922	644,891
Additional Paid-In Capital	25,740	-	-	25,740	139,601	165,341
Accumulated Deficit	(137,513)	(111,577)	(87,633)	(225,146)	-	(225,146)
Total Stockholders’ Equity	(87,883)	(111,477)	(87,554)	(175,437)	760,523	585,086
Total Liabilities and Stockholders’ Equity	$13,593	$71,777	$56,373	$69,966	$760,523	$830,489

See notes to financial statements

Adorbs Inc. and MySpray Therapeutics Inc.

Unaudited Proforma Consolidated Statements of Operations

For the Year Ended December 31, 2020

	Adorbs Inc December 31, 2020	MySpray Therapeutics Inc December 31, 2020	$USD Conversion MySpray Therapeutics Inc December 31, 2020 (b)	$USD Preliminary Consolidated Statements of Operations December 31, 2020	$USD Acquisition Entries (c)	$USD Consolidated December 31, 2020
Sales - net	$222	$366,719	$273,609	$273,831		$273,831
Cost of sales	36	111,436	83,142	83,178		83,178
Gross profit	186	255,283	190,467	190,653		190,653

Operating expenses
Payroll expense	-	163,284	121,826	121,826		121,826
Rent related party	-	26,000	19,399	19,399		19,399
General and administrative expense	43,120	88,846	66,288	109,408		109,408
Loss on impairment of inventory	21,754	-	-	21,754		21,754
Total operating expenses	64,874	278,130	207,513	272,387		272,387
Income (loss) from operations	(64,688)	(22,847)	(17,046)	(81,734)		(81,734)

Other income (expense)
Other Income	-	11,564	8,628	8,628		8,628
Interest income	54	1,239	925	979		979
Total other income (expense)	54	12,803	9,553	9,607		9,607
Net Loss	$(64,634)	$(10,044)	$(7,494)	$(72,128)		$(72,128)

Basic and fully diluted loss per share	$(0.00)	$(100.44)	$(74.94)	$(0.00)		$(0.00)

Weighted average number of shares outstanding	23,889,500	100	75	23,889,575	620,999,920	644,889,495

Notes

(a)	The conversion of Canadian dollars to US dollars was based on a conversion rate of 0.7854
(b)	The conversion of Canadian dollars to US dollars was based on a conversion rate of 0.7461
(c)	Reflects the issuance of 621,000,000 shares of Adorbs common stock with a par value of $0.001, less the shares of MySpray which were eliminated in consolidation. The par value of $0.001 was used to value the Adorbs common stock because there was no trading price for the Company’s common stock which is not listed or traded on any exchange. Goodwill was calculated based on the value of the common stock issued plus the total of negative assets of MySpray. Intangible assets were calculated at an estimated 20% of total goodwill.

See notes to financial statements

Adorbs Inc. and MySpray Therapeutics Inc.

Unaudited Proforma Consolidated Balance Sheets

For the Nine Months Ended September 30, 2021

	$USD Adorbs Inc September 30, 2021	$CAD MySpray Therapeutics Inc September 30, 2021	$USD Conversion MySpray Therapeutics Inc September 30, 2021 (a)	$USD Preliminary Consolidated Balance Sheet September 30, 2021	$USD Acquisition Entries (b)	$USD Consolidated September 30, 2021
Assets

Current Assets:
Cash	$10,600	$41,143	$32,293	$42,893		$42,893
Accounts Receivable - Net	-	698	547	547		547
Inventory	-	3,425	2,688	2,688		2,688
Other Assets	-	5	4	4		4
Total Current Assets	10,600	45,270	35,532	46,132		46,132
Goodwill	-	-	-	-	608,418	608,418
Intangible Assets					152,105	152,105
Total Assets	$10,600	$45,270	$35,532	$46,132	760,523	$806,655

Liabilities and Stockholders’ Equity:

Current Liabilities:
Accounts Payable	$345	$29,477	$23,136	$23,481		$23,481
Accrued Liabilities	-	57,442	45,086	45,086		45,086
Notes payable -related parties	138,052	76,109	59,738	197,790		197,790
Total Current Liabilities	138,397	$163,028	127,961	266,358		266,358

Long Term Liabilities:
CEBA Loan	-	60,000	47,094	47,094		47,094
Total liabilities	138,397	223,028	175,055	313,452		313,452

Commitments and Contingencies	-	-	-	-		-

Stockholders’ Equity
Common stock	23,890	100	78	23,968	620,922	644,890
Additional Paid-In Capital	25,740	-	-	25,740	139,601	165,341
Accumulated Deficit	(177,427)	(177,858)	(139,601)	(317,028)	-	(317,028)
Total Stockholders’ Equity	(127,797)	(177,758)	(139,522)	(267,319)	760,523	493,203
Total Liabilities and Stockholders’ Equity	$10,600	$45,270	35,532	$46,132	760,523	$806,655

See notes to financial statements

Adorbs Inc. and MySpray Therapeutics Inc.

Unaudited Proforma Consolidated Statements of Operations

For the Nine Months Ended September 30, 2021

	$USD Adorbs Inc September 30, 2021	$CAD MySpray Therapeutics Inc September 30, 2021	$USD Conversion MySpray Therapeutics Inc September 30, 2021 (a)	$USD Preliminary Consolidated Statements of Operations September 30, 2021	$USD Acquisition Entries (b)	$USD Consolidated September 30, 2021
Sales - net	$81	$295,258	$236,029	$236,110		$236,110
Cost of sales	-	75,071	60,011	60,011		60,011
Gross profit	81	220,187	176,017	176,098		176,098

Operating expenses
Payroll expense	-	189,141	151,199	151,199		151,199
Rent related party	-	17,524	14,009	14,009		14,009
General and administrative expense	40,012	79,860	63,840	103,852		103,852
Total operating expenses	40,012	286,525	229,048	269,060		269,060
Income (loss) from operations	(39,931)	(66,338)	(53,031)	(92,962)		(92,962)

Other income (expense)
Interest income	17	57	46	63		63
Total other income (expense)	17	57	46	63		63
Net loss	$(39,914)	$(66,281)	$(52,985)	$(92,899)		$(92,899)

Basic and fully diluted loss per share	$(0.00)	$(662.81)	$(529.85)	$(0.00)		$(0.00)

Weighted average number of shares outstanding	23,889,500	100	80	23,889,580	620,999,920	644,889,500

Notes

(a)	The conversion of Canadian dollars to US dollars was based on a conversion rate of 0.7849
(b)	Reflects the issuance of 621,000,000 shares of Adorbs common stock with a par value of $0.001, less the shares of MySpray which were eliminated in consolidation. The par value of $0.001 was used to value the Adorbs common stock because there was no trading price for the Company’s common stock which is not listed or traded on any exchange. Goodwill was calculated based on the value of the common stock issued plus the total of negative assets of MySpray. Intangible assets were calculated at an estimated 20% of total goodwill.

See notes to financial statements

(d) Exhibit

Exhibit No.	Description
3.1	Articles of Incorporation of the Company Inc., as amended on March 16, 2018 (incorporated by reference to our Registration Statement on Form S-1 filed on January 19, 2018)
3.2	Bylaws of the Company Inc. (incorporated by reference to our Registration Statement on Form S-1 filed on January 19, 2018)
3.3	Corporate Registry of MySpray Therapeutics Inc.
4.1	Share Exchange Agreement
10.1	Demand Note with Nichol Martinuik, dated September 30, 2021
23.1	Consent of BF Borgers CPA PC

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADORBS INC.

Date: February 10, 2022	/s/ David Lazar
	By:	David Lazar, Chief Executive Officer